Exhibit 23.2

Consent of Independent Petroleum Engineers

      We consent to the reference to our company and to the incorporation by reference in this Registration Statement of Trek Resources, Inc. on Form S-8 of information derived from our reserve reports and the related information appearing in Trek Resources, Inc.'s annual report on Form 10-KSB, to be filed with the Securities and Exchange Commission on January 3, 2002.

                                                              LAROCHE PETROLEUM
                                                              CONSULTANTS, LTD.

                                                              /s/ William M. Kazmann
                                                              Partner

December 28, 2001